EXHIBIT 3.33

CODE OF REGULATIONS OF ERIE SHORES EMERGENCY PHYSICIANS, INC.

DATED JANUARY 1, 2004.

CODE OF REGULATIONS

OF

ERIE SHORES EMERGENCY PHYSICIANS, INC.

1. Adopted January 1, 2004

ARTICLE I.

(a) Fiscal Year

The fiscal year of the Corporation shall commence on the first day of January in each year and end on the last day of December, or be such other period as the Board of Directors may designate by resolution.

ARTICLE II.

(b) Shareholders

Section 1. Meetings of Shareholders.

(a) Annual Meeting. The annual meeting of the Shareholders shall be held at such time and place, either within or without the State of Ohio, as may be designated from time to time by the Directors.

(b) Special Meetings. Special meetings of the Shareholders may be called by the President, by a majority of the Board of Directors or by the holders of not less than ten percent (10%) of all of the shares entitled to vote at such meeting, the time and place of any such meeting to be designated by the Directors. In the event any such special meetings shall be called by the Shareholders, as is hereinbefore provided, such Shareholders shall sign, date and deliver to the Corporation’s Secretary one (1) or more written demands for the meeting, describing the purpose or purposes for which it is to be held.

(c) Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on any matter by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. A Shareholder may vote either in person or by written proxy, any such proxy to be effective when received by the Secretary or other person authorized to tabulate votes. No proxy shall be valid after the expiration of eleven (11) months from and after the date of its execution, unless it is otherwise expressly provided in the proxy.

(d) Place of Meetings. Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

(e) Notice of Meeting and Waiver of Notice.

(1) Notice. Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

(2) Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

(3) Waiver. Notice of any meeting, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest prior to the commencement thereof.

(4) Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date of all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the now record date so fixed.

(f) Organization of Meetings:

(1) Presiding Officer. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.

(2) Minutes. The Secretary of the Corporation, or in his absence, an Assistant Secretary, or in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

(g) Order of Business. The order of business at all meetings of the Shareholders; unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

1. Call meeting to order.

2. Selection of Chairman and/or Secretary, if necessary.

3. Proof of notice of meeting and presentment of affidavit thereof.

4. Roll call, including filing of proxies with Secretary.

5. Upon appropriate demand, appointment of inspectors of election.

6. Reading, correction and approval of previously unapproved minutes.

7. Reports of officers and committees.

8. If annual meeting, or meeting called for that purpose, election of Directors.

9. Unfinished business, if adjourned meeting.

10. Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

11. Adjournment.

(h) Voting. Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.

(i) Proxies. A person who is entitled to attend a Shareholder’s meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio.

(j) List of Shareholders. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder.

ARTICLE III.

Directors

Section 1. General Powers.

The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

Section 2. Election and Number of Directors.

(a) Election. Directors shall be natural persons, but need not be Shareholders of the Corporation or residents of the State of Ohio. They shall be elected by a plurality of the votes cast at a meeting of the Shareholders at which a quorum is present. Each Director shall hold office until the expiration of the term for which the Director is elected and thereafter, until a successor has been elected and qualified, unless removed from office as is hereinafter provided.

(b) Number. The number of Directors, which shall not be less than the lesser of two or the number of Shareholders of record, may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

Section 3. Term of Office of Directors

(a) Term. Each Director shall hold office until the next annual meeting of the shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance herewith.

(b) Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon it being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified herein.

(c) Vacancy. In the event of any vacancy in the Board of Directors for any cause, the remaining Directors, though less than a majority of the whole Board, may fill any such vacance for the unexpired term.

Section 4. Meetings of Directors.

(a) Regular Meetings. The Board of Directors may hold such regular and special meetings as it from time to time decides, which meetings may be either in person or by conference telephone call. Special meetings may be called at any time by the Chairman of the Board, President or any two (2) Directors.

(b) Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors.

(c) Place of Meeting. Any meeting of Directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other.

(d) Notices of Directors Meetings. All regular meetings of the Directors may be held without notice. Special meetings shall be preceded by at least two (2) days notice of the date, time and place of the meeting. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned affixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment.

(e) Quorum and Voting. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.

(f) Board Committees. The Board of Directors, by resolution adopted by a majority of its members, may create one or more committees, consisting of one or more Directors, and may delegate to such committee or committees any and all such authority as is permitted by law.

(g) Action of Directors Without a Meeting. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation.

ARTICLE IV.

(c) Officers

Section 1. General Provisions. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, shall be a Director, but no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2. Election and Term. The officers shall be elected by the Board of Directors and each officer shall serve at the pleasure of the Board until such officer’s resignation or removal.

Section 3 Duties. All officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

ARTICLE V.

(d) Indemnification of Directors and Officers.

Section 1. Right of Indemnification. The Corporation shall indemnify any Director, officer, employee or other person, to the fullest extent provided by, or permissible under, Section 1701.13(E), Ohio Revised Code, and the Corporation is hereby specifically authorized to take any and all further action to effectuate any indemnification of any person which any Ohio corporation may have power to take (permissible under any statute or under general law), by any vote of the Shareholders, vote of disinterested Directors, by any Agreement, or otherwise. This Section of the Code of Regulations of the Corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Ohio corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or right of any individual to indemnification.

Section 2. Insurance for Indemnification. The Corporation may purchase and maintain insurance for protection of the Corporation and for protection of any Director, Officer, employee and/or other person for whose protection, and to the fullest extent, such insurance may be purchased and maintained under Ohio law. Such policy or policies of insurance may provide such coverage and be upon such terms and conditions as shall be authorized or approved from time to time by the Board of Directors or the Shareholders of the Corporation.

Section 3. Expenses. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Bylaw may be advanced by the Corporation prior to the final disposition thereof, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to and is granted indemnification under this Bylaw.

Section 4. The rights of indemnification provided in this Bylaw shall be in addition to any other rights to which any such Director or officer may otherwise be entitled by contract or otherwise, and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The foregoing rights shall be available whether or not such person continues to be a Director or officer at the time of incurring or becoming subject to such liability and expenses, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Bylaw.

Section 5. If any word, clause or provision of this Bylaw or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby, but shall remain in full force and effect. It is the intent of this Article V that officers and directors of the Corporation be indemnified by the Corporation to the full extent permitted by law, and this Article should be construed in accordance with that intent.

ARTICLE VI.

Resignations, Removals and Vacancies

Section 1. Resignations. Any officer or Director may resign at any time by giving notice to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if no time is specified, then upon its delivery.

Section 2. Removal of Officers. Any officer may be removed by the Board at any time, with or without cause.

Section 3. Removal of Directors. Any or all of the Directors may be removed at any time by majority vote of the Shareholders, with or without cause.

Section 4. Vacancies. Newly created directorships, resulting from an increase in the number of Directors and/or vacancies occurring in any office or directorship for any reason, including removal of an officer or Director, may be filled by the vote of a majority of the Directors then in office, even if less than a quorum exists.

ARTICLE VII.

(e) Action by Consent

Whenever the Shareholders or Directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon. The affirmative vote of the number of Shareholders or Directors that would be necessary to take such action at a meeting shall be the act of the Shareholders or Directors, as the case may be.

ARTICLE VIII.

(f) Capital Stock.

Section 1. Stock Certificates. Every Shareholder shall be entitled to a certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board, such certificates shall be signed by the President and Secretary of the Corporation.

Section 2. Transfer of Shares. Shares of stock may be transferred on the books of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any Shareholder Agreement.

Section 3. Loss of Certificates. In the case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms and conditions as the Board of Directors shall prescribe.

ARTICLE IX.

(g) Seal

The Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Directors. Failure to adopt a seal or to affix any corporate seal if adopted shall not affect the validity of any instrument executed on behalf of the Corporation.

ARTICLE X.

(h) Consistency With Articles of Incorporation

If any provision of these Regulations shall be inconsistent with the Corporation’s Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

ARTICLE XI.

Amendment of Code of Regulations

These Regulations may be amended, added to or repealed, either by the Shareholders or by the Board of Directors, as provided by statute. Any change in the Regulations made by the Board of Directors, however, may be amended or repealed by the Shareholders.

ARTICLE XII.

Construction of Provisions

If any provision of these Regulations shall be found to be contrary to or in conflict with any provision of the Ohio Business Corporation Act or contrary to or in conflict with any other proper and applicable law, rule, regulation or ordinance, federal, state or local, then and in that event, any such provision hereof shall be so construed as to be in compliance with such provision of the said Ohio Business Corporation Act or with such other law, rule, regulation or ordinance, adhering as closely as possible to the intent of said provision as originally herein set forth.

CERTIFICATION

I, the undersigned, do hereby certify that the foregoing Regulations for the Corporation were duly adopted as of the 1st day of January, 2004.

/s/ John R. Stair
Assistant Secretary